                               LICENCE GRANTED BY
                THE SECRETARY OF STATE FOR TRADE AND INDUSTRY TO
                              COMPLETEL UK LIMITED
               UNDER SECTION 7 OF THE TELECOMMUNICATIONS ACT 1984

THE LICENCE

1.  The Secretary of State, in exercise of the powers conferred on him by section 7 of the Telecommunications Act 1984 (hereinafter referred to as "the Act") and after consulting the Director hereby grants to CompleTel UK Limited (hereinafter referred to as "the Licensee") a licence, for the period specified in paragraph 3, subject to the Conditions set out in Schedule 1 and to revocation as provided for in paragraph 3 and in Schedule 2, to run telecommunication systems of every description within the United Kingdom ("the Applicable Systems") and authorises the Licensee to do all or any of the acts specified in Schedule 3.

2. The Telecommunications Code contained in Schedule 2 to the Act shall apply to the Licensee for all purposes except those not relating to the Applicable Systems and subject to the other exceptions and conditions set out in Schedule 4 for so long as this Licence is one to which section 8 of the Act applies.

DURATION

3. This Licence shall enter into force on the date of signature and shall be of 25 years' duration in the first instance but, without prejudice to
Schedule 2 to this Licence, shall be subject to revocation thereafter on ten years' notice in writing of such revocation and such notice shall accordingly not be given before the end of the fifteenth year after the granting of this Licence.

INTERPRETAION

4. The Interpretation Act 1978 shall apply for the purpose of interpreting this Licence as if it were an Act of Parliament. In this Licence, except as hereinafter provided or unless the context otherwise requires, words or expressions shall have the meaning assigned to them and otherwise any word or expression shall have the same meaning as it has in the Act. For the purposes of interpreting this Licence, headings and titles shall be disregarded.

5. In this Licence, "Licence" means a licence granted or having effect as if granted under section 7 of the Act.

6. For the purposes of this Licence the "Applicable Systems" means any or all of the telecommunication systems run by the Licensee under this Licence unless the context otherwise requires.

7. Where this Licence provides for any power of the Secretary of State or the Director to give any direction, notice or consent or make any specification, designation or determination, it implies, unless the contrary intention appears, a power, exercisable in the same manner and subject to the same conditions or limitations, to revoke, amend or give or make again any such direction, notice, consent, specification, designation or determination; and any reference however expressed to the Director making any determination about any matter shall be construed as making such determination after consultation with the Licensee and where appropriate with any other person who may have a relevant interest in the matter to which the determination relates.

8. Any notification which is required to be given under this Licence by the Secretary of State or the Director shall be satisfied by serving the document by post on the Licensee at the Licensee's registered office.


                                                     /s/ Philippa Lloyd
                                                               Philippa Lloyd
                                                              11 January 1999

                                        For and on behalf of the Secretary of
                                                 State for Trade and Industry